Exhibit 24.1

May 16, 2014

Catherine M. Reynolds

Melissa M. Gleespen

Thomas J. Webb

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issuance of up to 6,500,000 additional shares of the CMS Energy Corporation’s (the “Corporation”) Common Stock, .01 par value, from time to time, pursuant to the provisions of the Performance Incentive Stock Plan of the Corporation.

Very truly yours,

/s/ David W. Joos	/s/ Philip R. Lochner, Jr.
David W. Joos	Philip R. Lochner, Jr.

/s/ Jon E. Barfield	/s/ John G. Russell
Jon E. Barfield	John G. Russell

/s/ Kurt L. Darrow	/s/ Kenneth L. Way
Kurt L. Darrow	Kenneth L. Way

/s/ Stephen E. Ewing	/s/ Laura H. Wright
Stephen E. Ewing	Laura H. Wright

/s/ Richard M. Gabrys	/s/ John B. Yasinsky
Richard M. Gabrys	John B. Yasinsky

/s/ William D. Harvey
William D. Harvey

One Energy Plaza Jackson, MI 49201 - Tel: 517 788 0550 – www.cmsenergy.com